EXHIBIT 10.37

INCREASE JOINDER TO THE CREDIT AGREEMENT

INCREASE JOINDER to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of June 29, 2012, by and among JACOBS ENTERTAINMENT, INC. (the “Borrower”), the Guarantors (as defined in the Credit Agreement referred to below), Wells Fargo Bank, N.A. (the “Additional Term Lender”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (the “Administrative Agent”) under the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) The Borrower is a party to the Second Amended and Restated Credit Agreement, dated as of February 23, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, the Administrative Agent and Wells Fargo Bank, National Association, as Swingline Lender. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

(2) The Borrower has requested Incremental Term Loan Commitments from the Additional Term Lender in an aggregate principal amount equal to $5,000,000 pursuant to Section 2.19 of the Credit Agreement.

(3) Pursuant to Section 2.19 of the Credit Agreement, the Borrower, the Additional Term Lender and the Administrative Agent may enter into an Increase Joinder without the consent of any other Lenders to effect the provisions of Section 2.19 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Incremental Term Loan Commitment. Pursuant to Section 2.19 of the Credit Agreement and effective as of the Effective Date (as defined below):

(a) The Additional Term Lender, as a Lender under the Credit Agreement, agrees that the aggregate principal amount of the Incremental Term Loan Commitment shall be $5,000,000; and

(b) The Credit Agreement is hereby amended as follows:

(i) As of the Effective Date, the aggregate principal amount of the Tranche B-2 Loans shall be increased by $5,000,000 and the Incremental Term Loans shall have the same terms as the Tranche B-2 Loans; and

(ii) As of the Effective Date, the “Tranche B-2 Loan” column included in Schedule 1.01(e) of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 1.01(e) to this Agreement.

SECTION 2. Conditions to Effectiveness.

This Agreement shall become effective as of the date (the “Effective Date”) on which the following conditions have been satisfied or waived:

(a) The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower and the Additional Term Lender.

(b) The Administrative Agent shall have received a certificate of each Loan Party signed by a Responsible Officer of such Loan Party certifying and attaching a copy of the resolutions of the board of directors or similar governing body of the Borrower and each Loan Party approving the increase of the Tranche B-2 Loans hereunder.

(c) As of the Effective Date, the representations and warranties made by the Borrower in Article III of the Credit Agreement or by any other Loan Party in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

(d) At the time of and immediately after giving effect to this Agreement and the Incremental Term Loans made on the Effective Date, no Default shall have occurred and be continuing.

(e) The Administrative Agent shall have received the following:

(i) a certificate of the Borrower signed by a Responsible Officer of the Borrower certifying that:

(A) the representations and warranties made by the Borrower in Article III of the Credit Agreement or by any other Loan Party in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date;

(B) at the time of and immediately after giving effect to this Agreement and the Incremental Term Loans made on the Effective Date, no Default shall have occurred and be continuing; and

(C) after giving pro forma effect to the Incremental Term Loans made on the Effective Date, the Borrower is in compliance on a pro forma basis with each of the covenants contained in Section 6.10 of the Credit Agreement recomputed as of the last day of the most-recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement, together with reasonably detailed calculations demonstrating compliance with this clause (C).

(ii) A favorable written opinion (addressed to the Administrative Agent and the Additional Term Lender and dated the Effective Date) of each of (i) Baker & Hostetler LLP, special counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and (ii) Colorado, Louisiana, Nevada, Ohio and Virginia counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel and in each case covering such other matters relating to the Loan Parties, this Agreement or the other Loan Documents as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(iii) As of the Effective Date, the Borrower and the Guarantors shall be in compliance with the requirements of Sections 5.11, 5.12 and 5.13 of the Credit Agreement, and in connection therewith, the Administrative Agent shall have received any related documentation that the Administrative Agent or its counsel reasonably requests in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(iv) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto).

(v) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.04(d) of the Credit Agreement (including, without limitation, flood insurance policies) and the applicable provisions of the Security Documents, each of which (i) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (ii) shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, (iii) in the case of flood insurance, shall (a) identify the addresses of each property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (c) provide that the insurer will give the Collateral Agent 45 days written notice of cancellation or non-renewal and (iv) shall be otherwise in form and substance satisfactory to the Collateral Agent.

(vi) an irrevocable duly completed Borrowing Request executed by the Borrower.

(f) The Borrower shall have paid all fees and expenses of the Administrative Agent (including all reasonable and documented fees and expenses of counsel to the Administrative Agent) in connection with this Agreement in accordance with Section 10.03 of the Credit Agreement.

(g) No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued or shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Credit Agreement or this Agreement or the making of Loans under the Credit Agreement.

(h) The representations and warranties of the Borrowers and Guarantors contained in Section 3 of this Amendment shall each be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

(i) The Additional Term Lender shall have received a fee of $31,250.

(j) The Borrower’s acquisition of all of the membership interests of Cash Magic Amite, LLC, a Louisiana limited liability company (the “Amite Acquisition”) shall have been consummated or shall be consummated simultaneously on the Effective Date at a purchase price of $5,872,065 and substantially simultaneously with the closing of the Amite Acquisition, the Administrative Agent shall have received evidence satisfactory to the Collateral Agent that the assets acquired as part of Amite Acquisition by the Borrower will be free and clear of all Liens other than Permitted Liens.

SECTION 3. Representations and Warranties. The Borrower and each of the Guarantors represents and warrants to the Administrative Agent and the Additional Term Lender that:

(a) This Agreement is within each Loan Party’s power and has been duly authorized, executed and delivered by all necessary action on the part of such Loan Party. This Agreement to which each Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) This Agreement (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (including Gaming Authorities), except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of Borrower or any of its Restricted Subsidiaries, (c) will not violate any Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon Borrower or any of its Restricted Subsidiaries or its property, or give rise to a right thereunder to require any payment to be made by Borrower or any of its Restricted Subsidiaries, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Loan Party, except Liens created by the Loan Documents and Permitted Liens.

SECTION 4. Consent and Affirmation of the Loan Parties.

Each Loan Party hereby consents to the amendments and modifications to the Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Agreement and hereby affirms and confirms its guarantees, grants and other commitments under the Security Documents with respect to the Obligations as the Obligations are modified pursuant to this Agreement.

SECTION 5. Post-Closing Covenant.

With respect to each Mortgaged Property, within thirty (30) Business Days, unless waived or extended in the Administrative Agent’s sole discretion, the Collateral Agent shall have received the following:

(i) a date down endorsement to each existing Title Policy, which shall be in form and substance reasonably satisfactory to the Collateral Agent and reasonably assures the Collateral Agent as of the date of such endorsement that the Mortgaged Property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage; and

(ii) such affidavits, certificates, information and instruments of indemnification as shall be required to induce the Title Company to issue the endorsement to the Title Policy contemplated in this Section 5 and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to the Title Policy contemplated in this Section 5.

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and modified by this Agreement.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and modified by this Agreement are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents.

(c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank, any Swingline Lender, any Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) The Loan Parties agree that this Agreement shall be a Loan Document for all purposes of the Credit Agreement (as specifically amended by this Agreement) and the other Loan Documents.

SECTION 7. Expenses.

The Borrower agrees that all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Agreement and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent) are expenses that the Borrower is required to pay or reimburse pursuant to Section 10.03 of the Credit Agreement.

SECTION 8. Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic transmission (e.g., ..pdf or .tif file) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9. Miscellaneous.

Section and subsection headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Applicable Law, Waiver of Jury Trial.

(i) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(ii) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JACOBS ENTERTAINMENT, INC.

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

BLACK HAWK/JACOBS ENTERTAINMENT, LLC

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., Manager

GILPIN HOTEL VENTURE

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., Partner and Manager

By:	/s/ Stephen R. Roark
Stephen R. Roark President

GOLD DUST WEST CASINO, INC.

By:	/s/ Stephen R. Roark
Stephen R. Roark Secretary and Treasurer

GILPIN HOTEL VENTURE GILPIN VENTURES, INC., Partner GILPIN VENTURES, INC.

By:	/s/ Stan Politano
Stan Politano Secretary and Treasurer

CASH MAGIC WINNER’S CHOICE, LLC CASH MAGIC THIBODAUX, LLC

By:	/s/ Stan W. Guidroz
Stan W. Guidroz President and Treasurer

CASH MAGIC HOUMA, LLC

JALOU – CASH’S L.L.C.

CASH MAGIC LUCKY MAGNOLIA, LLC

CASH MAGIC BAYOU VISTA, LLC

CASH MAGIC RACELAND, LLC

JRJ PROPERTIES, LLC

CASH MAGIC BREAUX BRIDGE, LLC

CASH MAGIC EUNICE, LLC

CASH MAGIC WESTBANK, LLC

CASH MAGIC LAKE CHARLES, LLC

CASH MAGIC LAROSE, LLC

CASH MAGIC BROUSSARD SOUTH, LLC

CASH MAGIC BROUSSARD NORTH, LLC

CASH MAGIC VINTON, LLC

CASH MAGIC TEXAS PELICAN, LLC

JALOU OF VINTON-BINGO, LLC

CASH MAGIC ST. HELENA, LLC

CASH MAGIC SILVER FOX, LLC

CASH MAGIC SHREVEPORT, LLC

CASH MAGIC SPRINGHILL, LLC

CASH MAGIC VIVIAN, LLC

CASH MAGIC FOREST GOLD, LLC

By:	/s/ Stan W. Guidroz
Stan W. Guidroz President

JEI DISTRIBUTING, LLC

By:	/s/ Stan W. Guidroz
Stan W. Guidroz President, Executive Vice President, Secretary and Treasurer

JACOBS PIÑON PLAZA ENTERTAINMENT, INC. JACOBS ELKO ENTERTAINMENT, INC.

By:	/s/ Jeffrey P. Jacobs
Jeffrey P. Jacobs CEO, President, Secretary and Treasurer

COLONIAL HOLDINGS, INC. COLONIAL DOWNS, L.P. STANSLEY RACING CORP., General Partner STANSLEY RACING CORP. COLONIAL DOWNS, LLC COLONIAL HOLDINGS, INC., Sole Manager

By:	/s/ Ian M. Stewart
Ian M. Stewart President and CFO

VIRGINIA CONCESSIONS, L.L.C.

By:	/s/ Ian M. Stewart
Ian M. Stewart Vice President

MARYLAND-VIRGNIA RACING CIRCUIT, INC.

By:	/s/ Ian M. Stewart
Ian M. Stewart President, Secretary and Treasurer

JACOBS NAUTICA DEVELOPMENT, INC.

By:	/s/ Stan Politano
Stan Politano Vice President, Treasurer and Corporate Secretary

JACOBS SUGAR WAREHOUSE, INC.

By:	/s/ Stan Politano
Stan Politano Vice President, Treasurer and Secretary

DIAMONDHEAD REAL ESTATE, LLC

By:	/s/ Lew Humphrey
Lew Humphrey Sole Manager

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ John D. Toronto
Name:	John D. Toronto
Title:	Managing Director

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Associate

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Additional Term Lender

By:	/s/ Stephen G. Buntin
Name:	Stephen G. Buntin
Title:	Senior Vice President